UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2012

LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 18, 2012, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Four directors were elected to the following terms, by the following votes. Holders of a total of 1,420,642 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Withhold Vote	Broker Non-Votes

James A. Andrew	2015	833,327	28,390	558,925
Kenneth P. Burns	2015	818,973	42,744	558,925
Philip W. Kemmer	2015	823,574	38,143	558,925
Randolph F. Williams	2015	834,498	27,219	558,925

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of BKD, LLP as auditors for LSB Financial Corp. for the year ended December 31, 2012	1,408,038	8,020	4,584

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 20, 2012	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David
Treasurer